Exhibit 10.2

ACTION BY WRITTEN CONSENT OF DIRECTORS

(Nevada Revised Statutes 78.315(2))

of

ATLAN MEDIA, INC.,

A Nevada Corporation

The undersigned, Directors of ATLAN MEDIA, INC., a Nevada Corporation (the "Corporation") pursuant to the Bylaws of the Corporation and the Nevada Revised Statutes, hereby consent to the following actions of the Corporation as of May 6, 2016.

1. ISSUANCE OF COMMON STOCK UNDER REGULATION S

WHEREAS, pursuant to a meeting on April 9, 2016 by the Board of Directors it was voted upon and agreed to that a total of Nine Million (9,000,000) shares of restricted common stock should be issued to those Non US Persons named below who helped with building our proprietary ad platform and played a key role in getting the platform to a world standard;

IT IS HEREBY

RESOLVED, the Corporation’s Transfer Agent is hereby instructed to issue a Common Stock certificate marked with a restricted legend titled in the name of the following Non-       Affiliate Shareholders for services, with an issuance date of April 9, 2016:

Frank Williams	3,000,000

Brad Smith	2,000,000

Tim Buckley	2,000,000

Rachael Knowles	2,000,000

Total	9,000,000

2.	OMNIBUS RESOLUTION

RESOLVED FURTHER, that any officer of the Corporation, and such persons appointed to act on their behalf, are hereby authorized and directed in the name of the Corporation to do or to cause to be done any and all other acts as they shall deem necessary, appropriate or in furtherance of the full effectuation of the purposes of each of the foregoing resolution.

This Written Consent of the Board of Directors of ATLAN MEDIA, INC. may be executed in counterparts and each of such counterparts shall constitute one Written Consent, effective as of the date first written above. This Written Consent may be executed by facsimile and such copy shall be conclusive evidence of the consent and ratification of the matters contained herein.

/s/ William Atlan
William Atlan, Director

/s/ Chris MacDonald
Chris MacDonald, Director

/s/ Robert Jordan
Robert Jordan, Director